EXHIBIT 23.5

                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED

                                                     August 22, 1996

                            General Re Corporation

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of General Re Corporation ("General Re"), relating to the proposed merger of National Re Corporation with and into N Acquisition Corporation, a wholly owned subsidiary of General Re, of our opinion letter in the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rule and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,


                                            MORGAN STANLEY & CO. INCORPORATED



                                            By: /s/ Stephen Fromm